Exhibit 99.1

KERYX BIOPHARMACEUTICALS, INC. REQUESTS AN APPEAL HEARING
AFTER RECEIVING NOTICE OF DELISTING FROM NASDAQ

NEW YORK, NY, March 9, 2009 /PRNewswire-FirstCall / -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced that it has requested a hearing to appeal to a Listings Qualification Panel (“Panel”) the determination of The Nasdaq Stock Market to delist the Company’s common stock from The Nasdaq Capital Market due to noncompliance with Nasdaq Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The Nasdaq Capital Market.  A hearing request by the Company automatically postpones the delisting of the Company's securities pending issuance of the Panel's decision.  The Company expects to have a hearing date scheduled in the next 45 days.

The Staff of The Nasdaq Stock Market previously granted the Company a 105-day extension to regain compliance with Marketplace Rule 4310(c)(3).  In an appeal, the Company will be asking that the Panel provide additional time to regain compliance with Nasdaq Marketplace Rule 4310(c)(3).  There can be no assurance that such a request will be granted or that the Panel will permit the Company to continue to list its common stock on The Nasdaq Capital Market.

If the Company is delisted from The Nasdaq Capital Market, its common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.” These alternative markets, however, are generally considered to be less efficient than the Nasdaq Capital Market. Many over-the-counter stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which would likely have a material adverse effect on the liquidity and value of the Company’s common stock.

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex is currently in Phase 2 clinical development for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. The Company is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types. The Company also has an in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement
Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will satisfy Nasdaq's conditions for continued listing on The Nasdaq Capital Market, that any potential appeal or hearing for a stay of delisting from The Nasdaq Capital Market will be successful, or that the Company's common stock will remain listed on The Nasdaq Capital Market; that the Company will complete cost-effective clinical trials or meet as anticipated the development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401, to help generate greater interest in the market for its common stock; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director - Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com